As filed with the Securities and Exchange Commission on June 15, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Golub Capital Private Credit Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	92-2030260
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor New York, New York	10166
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-272674

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.01 per share

Class D Shares, par value $0.01 per share

Class I Shares, par value $0.01 per share

(Title of class)

EXPLANATORY NOTE

This Form 8-A/A (Amendment No. 1) hereby amends the registration statement on Form 8-A originally filed by Golub Capital Private Credit Fund (the “Registrant”) on April 7, 2023, by supplementing Items 1 and 2 as follows:

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest and Class I common shares of beneficial interest, par value $0.01 per share (collectively, the “Common Shares”) of the Registrant. For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-272674), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on June 15, 2023 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

3.1	Amended and Restated Declaration of Trust of the Registrant (1)
3.2	Bylaws of the Registrant (2)
4.1	Distribution Reinvestment Plan (3)
4.2	Form of Subscription Agreement (4)

(1)	Incorporated by reference to Exhibit (a)(2) of the Registrant’s Registration Statement on Form N-2 (File No. 333-272674), filed on June 15, 2023.

(2)	Incorporated by reference to Exhibit (b) of the Registrant’s Registration Statement on Form N-2 (File No. 333-272674), filed on June 15, 2023.

(3)	Incorporated by reference to Exhibit (e) of the Registrant’s Registration Statement on Form N-2 (File No. 333-272674), filed on June 15, 2023.

(4)	Incorporated by reference to Exhibit (d) of the Registrant’s Registration Statement on Form N-2 (File No. 333-272674), filed on June 15, 2023.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 15, 2023

Golub Capital Private Credit Fund

By:	/s/ David B. Golub
Name:	David B. Golub
Title:	Chief Executive Officer and Trustee